Exhibit 10.1

Interim Services Agreement (the “Agreement”)

August 24, 2011

Motricity, Inc.

601 108th Avenue N.E.

Bellevue, WA 98004

SFN Professional Services LLC, a subsidiary of SFN Group, Inc. with global headquarters at 2050 Spectrum Boulevard, Fort Lauderdale, FL 33309 (“SFNPS,” “we,” “us” or “our”) is pleased that Motricity, Inc. (“Company,” “you” or “your”) has selected us to provide you with outsourced interim services. The services (the “Services”) and fees will be more particularly described on the Schedule attached hereto and will be provided by the individual professional (the “SFNPS Professional”) identified on such Schedule. Schedules for additional SFNPS Professionals may be added from time to time upon the mutual written agreement of the parties. In addition, upon the request of the Company and the execution of an additional Schedule to this Agreement, SFNPS will provide search Services to the Company, all as more particularly described on such Schedule.

Each of SFNPS, on behalf of Tatum, a division of SFNPS, and Company, hereby terminate to the extent not already terminated, in accordance with their respective terms, that certain (i) Project Work Agreement dated February 18, 2011, by and between Tatum, as a division of SFNPS, and the Company, (ii) Executive Services Agreement dated August 1, 2008, as amended by that certain Permanent Executive Services Amendment, dated March 4, 2009, between Tatum, LLC and Company, and (iii) Interim Staffing Services Agreement, dated on or about August 15, 2008, between Tatum, LLC and the Company (collectively, the “Tatum/Motricity Agreements”); provided, however, that the terms and of conditions of the Tatum/Motricity Agreements that survive termination or expiration of such agreements shall continue to survive. Other than the Tatum/Motricity Agreements which are terminated pursuant to the foregoing sentence and shall not be rescinded, nullified or voided ab initio, each of SFNPS and Company hereby agree that any prior interim services agreement between Tatum, as a division of SFNPS and Tatum LLC and the Company are hereby rescinded, terminated, nullified and voided, in each case, ab initio, and shall be of no force or effect ab initio. This Agreement constitutes the complete and exclusive understanding and agreement of SFNPS and Company with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof, including without limitation, the aforementioned voided agreements.

Engagement. The SFNPS Professional will be one of SFNPS’s professionals, and we will be solely responsible for determining the conditions, terms and payment of compensation and benefits for the SFNPS Professional. You will be solely responsible for providing the SFNPS Professional day-to-day guidance, supervision, direction, assistance and other information necessary for the successful and timely completion of the Services. SFNPS will have no oversight, control, or authority over the SFNPS Professional with respect to the Services. The applicable Schedule will identify the applicable details for the engagement, including the SFNPS Professional’s name, high-level description of the SFNPS Professional’s role and required Services to be provided to Company, the Fees, and the Company’s designated management and/or Board level individual to be responsible for overseeing the Services and to whom the SFNPS Professional will report with respect to the provision of the Services. Unless the SFNPS Professional is acting as an executive officer of the Company (e.g. Interim Chief Financial Officer) and is authorized by the Company to make such decision, the Company will not require the SFNPS Professional to be the ultimate decision making authority for any material decision relating to your business, including, without limitation, any proposed merger, acquisition, recapitalization, financial strategy or restructuring.

Fees and Expenses. Company will pay us the professional fees set forth on the applicable Schedule (the “Fees”). SFNPS will not incur and Company will not be responsible to pay SFNPS for any travel or out-of-pocket expenses incurred in connection with this Agreement (including any Schedules). Notwithstanding the foregoing, Company will, subject to Company’s travel and entertainment policy, directly reimburse SFNPS Professional for certain travel expenses and other expenses in accordance with the Company’s policies. You will have no obligation to provide the SFNPS Professional benefits or compensation of any kind, including, without limitation, any health insurance, other management level benefits, equity or cash bonuses (the “SFNPS Professional Benefits”). Other than the Fees and any amounts owed by the Company under the Indemnification section, Witness Fee section, and subsection (g) of the Miscellaneous section of this Agreement, Company will not be subject to any additional fees or payments to SFNPS, including, without limitation, miscellaneous expenses, meals, charges for additional services, insurance, labor, supervision, management fees, overhead, supplies, overtime, bonuses and all other expenses relating to the Services. For the avoidance of doubt, the previous sentence does not prohibit SFNPS from making any claims for damages under this Agreement, provided, however, that any claims do not exceed the amounts set forth under the Limitation of Liability section below.

Taxes. All Fees hereunder are inclusive of taxes. SFNPS will pay all taxes, duties, dues and other related charges, imposed under any present or future law, whether now or hereafter in force as a result of, or in connection with, this Agreement or the Services.

Payment Terms. Payments to SFNPS should be made within ten (10) days of receipt of an invoice reflecting the appropriate Fees owed by electronic transfer in accordance with the instructions set forth below or such alternative instructions (e.g. check, procurement card) as provided by SFNPS from time to time. In lieu of any right we have under this Agreement to terminate this Agreement in accordance with the terms and conditions of this Agreement, we may suspend the provision of any Services if amounts owed are not paid in accordance with the terms of this Agreement.

Bank Name and Address: Bank of America, 1950 N. Stemmons Freeway, Suite 5010, Dallas, TX 75207

Beneficiary: Tatum

Beneficiary Account Number: 3751 80 4507

ABA Transit/Routing Number: 111000012

Please reference Company name in the body of the payment.

Effective Date. This Agreement will be effective when executed by both parties.

Termination. In the event that a party commits a breach of this Agreement (including any Schedule) and fails to cure the same within ten (10) business days following delivery by the non-breaching party of written notice specifying the nature of the breach, the non-breaching party may terminate this Agreement or the applicable Schedule effective upon written notice of such termination and Company will not have any obligation to pay any Fees upon such termination other than the Fees due and payable up to the date of termination in accordance with the terms and conditions of this Agreement. The termination rights set forth in this section are in addition to and not in lieu of the termination rights set forth in each of the Schedules.

Replacement. If (i) you are dissatisfied with the Services provided by the SFNPS Professional; (ii) the SFNPS Professional ceases to be a professional of SFNPS for any reason; or (iii) the SFNPS Professional becomes disabled, we will immediately remove the SFNPS Professional and will exercise commercially reasonable efforts to furnish a suitable replacement, acceptable to Company, as soon as possible and Company will not have any obligation to pay any Fees from the date of the removal of such SFNPS Professional until a suitable replacement of the SFNPS Professional, acceptable to Company, begins providing the Services. We do not guarantee that we will be able to find a suitable replacement. In addition, if you are dissatisfied with the Services provided by the SFNPS Professional for any reason, and provide us with written notice thereof within five (5) business days of becoming so dissatisfied, we will not charge you Fees for up to a maximum of five (5) business days for the hours worked by the SFNPS Professional, with the exact number of business days calculated from the date of your dissatisfaction to the date we receive written notice of the dissatisfaction, subject to the five (5) business day maximum. For purposes of this Agreement, disability will be defined by the applicable policy of disability insurance or, in the absence of such insurance, by Tatum’s management acting in good faith.

Hiring the SFNPS Professional Outside of a SFNPS Agreement. If, at any time during the time frame in which the SFNPS Professional is providing Services to the Company on a full-time basis and for a period of 12-months thereafter, other than in connection with this Agreement or another SFNPS agreement, the Company or any of its subsidiaries employs such SFNPS Professional, or engages such SFNPS Professional as an independent contract or the Company will pay SFNPS a one-time placement fee (the “Placement Fee”) in an amount equal to the following:

(a)	35% of the Annualized Compensation (as defined below) if the Company has paid SFNPS for up to six (6) months of the SFNPS Professional’s time;

(b)	30% of the Annualized Compensation if the Company has paid SFNPS for at least seven (7) months but no more than twelve (12) months of the SFNPS Professional’s time; or

(c)	25% of the Annualized Compensation if the Company has paid SFNPS for thirteen (13) or more months of the SFNPS Professional’s time.

“Annualized Compensation” is defined as the first year’s annual base compensation plus (if applicable and eligible under any of the Company’s corporate incentive and/or bonus plans) the first year’s bonus earned by the SFNPS Professional during the first twelve (12) months of service with the Company (or its subsidiary), in accordance with the terms and conditions of any of the Company’s corporate incentive and/or bonus plans and, if required by the plan, approved by the Company’s board of directors, or any amount prorated within the twelve (12) month period if the bonus is considered actually paid upon the passing of a calendar date (e.g. the fiscal year end or the payment date subsequent to the fiscal year end). The portion of the placement fee calculated on the base compensation shall be due within thirty (30) days of the commencement of the SFNPS Professional’s employment or engagement with the Company (or its subsidiary) and the portion of the placement fee calculated on the earned bonus shall be due within thirty (30) days of the date the bonus is earned.

Non-Solicitation. SFNPS, acting through its division, Tatum (including any successors to Tatum) agrees that it will not, at all times during the term of this Agreement and for a period of twelve (12) months thereafter, alone or in association with others, anywhere in the world, directly or indirectly, without the prior written consent of Company, solicit, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any person who is an officer, director, employee, agent, designee and/or consultant of Company or Company’s respective subsidiaries, to leave the employ of, or reduce his or her services to Company or its respective subsidiaries unless such person has been terminated by Company or its respective subsidiaries provided that, (i) this paragraph shall not preclude the hiring of any such person who responded to general media advertisements or search firm solicitations that were not specifically directed to the Company or any of the Company’s respective subsidiaries and who were otherwise not solicited or recruited or offered employment in violation of this paragraph (ii) actions taken by an SFNPS professional (other than the SFNPS Professional or any other SFNPS professional providing or that has provided services for the Company or its subsidiaries) shall not be deemed action taken by SFNPS unless such action was directed by (or acquiesced to) by SFNPS or otherwise taken for its direct benefit. For the avoidance of doubt and notwithstanding anything contained in this section to the contrary, this provision will only apply to Tatum, as a division of SFNPS, its successors and those professionals providing services on behalf of Tatum, as a division of SFNPS and its successors. No other divisions, affiliates, and/or subsidiaries of SFNPS or SFN Group, Inc. will be bound to this section of the Agreement.

Warranties and Disclaimers. OTHER THAN AS EXPRESSLY SET FORTH HEREIN, WE DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OF QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS OF USE OR PURPOSE. WITHOUT LIMITING THE FOREGOING, WE MAKE NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE SFNPS PROFESSIONAL OR THE SERVICES PROVIDED HEREUNDER, AND WE WILL NOT BE RESPONSIBLE FOR ANY ACTION TAKEN BY YOU IN FOLLOWING OR DECLINING TO FOLLOW ANY OF THE SFNPS PROFESSIONAL’S ADVICE OR RECOMMENDATIONS. THE SERVICES PROVIDED BY SFNPS AND THE SFNPS PROFESSIONAL HEREUNDER ARE FOR THE SOLE BENEFIT OF THE COMPANY AND/OR ITS SUBSIDIARIES AND NOT ANY UNNAMED THIRD PARTIES. THE SERVICES WILL NOT CONSTITUTE AN AUDIT, REVIEW, OPINION, OR COMPILATION, OR ANY OTHER TYPE OF FINANCIAL STATEMENT REPORTING OR ATTESTATION ENGAGEMENT THAT IS SUBJECT TO THE RULES OF THE AICPA OR OTHER SIMILAR STATE OR NATIONAL PROFESSIONAL BODIES OR LAWS AND WILL NOT RESULT IN AN OPINION OR ANY FORM OF ASSURANCE ON INTERNAL CONTROLS.

Limitation of Liability. EXCEPT FOR LIABILITY OR CLAIMS ARISING OUT OF (I) SFNPS’S CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT AND/OR THE CONFIDENTIALITY AGREEMENT DATED AUGUST 6, 2011 BETWEEN TATUM LLC AND MOTRICITY INC; (II) THE COMPANY’S PAYMENT OF FEES AND/OR EXPENSES HEREUNDER (INCLUDING REIMBURSEMENT OF WITNESS FEES AND RELATED EXPENSES TO THE EXTENT APPLICABLE); (III) THE NON-SOLICITATION OBLIGATIONS SET FORTH IN THIS AGREEMENT; (IV) THE COMPANY’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT; AND/OR (V) FRAUD OF SFNPS OR THE COMPANY, EACH PARTY’S LIABILITY IN ANY AND ALL CATEGORIES AND FOR ANY AND ALL CAUSES ARISING UNDER THIS AGREEMENT, WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, WILL, IN THE AGGREGATE, NOT EXCEED THE ACTUAL FEES PAID BY THE COMPANY TO SFNPS UNDER THIS AGREEMENT. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, PUNITIVE, INDIRECT OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, INTERRUPTION OR LOSS OF BUSINESS, PROFIT OR GOODWILL (COLLECTIVELY, “EXTRAORDINARY DAMAGES”). FOR THE AVOIDANCE OF DOUBT, (I) NONE OF THE AFOREMENTIONED LIMITS OF LIABILITY WILL APPLY TO THE SFNPS PROFESSIONAL, (II) SFNPS MAY ONLY BE RESPONSIBLE FOR THE ACTIONS OR OMISSIONS OF THE SFNPS PROFESSIONAL TO THE EXTENT A MEMBER OF SFNPS’ MANAGEMENT TEAM DIRECTED SUCH ACT OR OMISSION OR WAS OTHERWISE COMPLICIT IN SUCH ACT OR OMISSION AND SUCH ACTION WAS TAKEN OR OMITTED FOR THE DIRECT BENEFIT OF SFNPS, (III) AN ACT OF FRAUD ON THE PART OF AN SFNPS PROFESSIONAL MAY ONLY BE DEEMED AN ACT OF FRAUD ON THE PART OF SFNPS TO THE EXTENT A MEMBER OF SFNPS’ MANAGEMENT TEAM DIRECTED SUCH ACT OR WAS OTHERWISE COMPLICIT IN SUCH ACT AND SUCH ACT WAS TAKEN FOR THE DIRECT BENEFIT OF SFNPS, AND (IV) CLAIMS BY SFNPS SEEKING INDEMNIFICATION HEREUNDER

FOR DIRECT DAMAGES INCURRED IN ITS PAYMENT OF EXTRAORDINARY DAMAGES TO A THIRD PARTY SHALL NOT BE DEEMED EXTRAORDINARY DAMAGES OF SFNPS, BUT INSTEAD, DIRECT DAMAGES REIMBURSABLE BY THE COMPANY PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS HEREUNDER SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

Indemnification. COMPANY AGREES TO INDEMNIFY SFNPS TO THE FULL EXTENT PERMITTED BY LAW FOR ANY LOSSES, COSTS, DAMAGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) FROM ANY THIRD PARTIES, AS THEY ARE INCURRED, IN CONNECTION WITH ANY CAUSE OF ACTION, SUIT, OR OTHER PROCEEDING ARISING IN CONNECTION WITH THE SFNPS PROFESSIONAL’S SERVICES TO YOU, EXCEPT TO THE EXTENT SUCH CLAIM ARISES FROM THE GROSS NEGLIGENCE, WILFUL MISCONDUCT OR FRAUD OF SFNPS OR THE SFNPS PROFESSIONAL. FOR THE AVOIDANCE OF DOUBT, THIS PARAGRAPH DOES NOT AND SHALL NOT BE DEEMED TO PROVIDE INDEMNITY TO ANY SFNPS PROFESSIONAL. SUCH INDEMNITY, IF ANY, MUST BE SPECIFIED ON THE APPLICABLE SCHEDULE HERETO.

Insurance.

(a)	SFNPS will maintain, throughout the performance of its obligations under this Agreement with Company, (i) a policy of worker’s compensation and disability insurance with coverage limits as may be required by the law of the states in which the Services are performed that includes broad form all-states coverage; (ii) general liability for bodily injury, death and property damage, which may arise out of or be based upon any negligent act or omission of SFNPS or any employee, agent or subcontractor under this Agreement with coverage limits no less than one-million U.S. dollars (USD $1,000,000.00) per occurrence; (iii) automotive liability insurance with a limit of liability at not less than one-million U.S. dollars (USD $1,000,000.00) per occurrence; and (iv) an umbrella policy of at least five-million U.S. dollars (USD $5,000,000.00). For the general liability, automobile liability and umbrella insurance policies, SFNPS will name Company, its directors, officers and employees as additional insured and loss payee.

(b)	For the avoidance of doubt, unless specifically provided for in the applicable schedule, the SFNPS Professional will not be covered under any insurance policy of the Company.

Change in Company Circumstances. In the event that the Company’s financial condition or liquidity significantly deteriorates or the Company enters into discussions with restructuring or bankruptcy advisors, SFNPS and the Company may review the current fee structure and payment terms under this Agreement (including any Schedule) and may, upon mutual agreement of the parties in writing, agree on appropriate modifications. In addition, SFNPS and the Company may discuss the need for additional SFNPS professionals with specialized skills in working with companies undergoing significant debt and equity restructuring, and as needed, SFNPS professionals with experience helping companies seeking or operating under bankruptcy protection. The agreed upon additional professionals may be engaged under fees commensurate to the expertise and services to be provided. In the event that SFNPS and the Company cannot agree on appropriate modifications to this Agreement (including any Schedule) or the need for additional SFNPS professionals, either party may immediately terminate this Agreement or any Schedule upon notice to the other party and Company will not have any obligation to pay any Fees upon such termination other than the Fees due and payable up to the date of termination.

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions. Furthermore, the parties hereto consent to and waive any objections to the personal jurisdiction over any action arising from this Agreement.

Witness Fees. In the event any professional of SFNPS (including, without limitation, any SFNPS Professional) is requested or authorized by you or is required by government regulation, subpoena, or other legal process to produce documents or appear as witnesses in connection with any action, suit or other proceeding initiated by a third party against you or by you against a third party, you will, so long as SFNPS is not a party to the proceeding in which the information is sought, reimburse SFNPS for its professional’s time (based on customary rates) (provided that SFNPS is not already being paid for the professional’s time under this Agreement) and expenses, as well as the fees and expenses of its counsel, incurred in responding to such requests. This provision is in addition to and not in lieu of any indemnification obligations the Company may have under this Agreement.

Waiver of Jury Trial. To the fullest extent permitted by law, the parties hereto hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between them relating to the subject matter of this transaction. the scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties hereto acknowledge that this waiver is a material inducement to enter into a business relationship that each has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or to any other documents or agreements relating to the transactions contemplated hereby in the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Confidential Information and Work Product. SFNPS acknowledges that it is and will continue to be bound by the confidentiality agreement entered into on August 6, 2011 between Tatum LLC and Motricity, Inc. (the “Confidentiality Agreement”) SFNPS further agrees that all work product and advice related to this Agreement will belong to Company. In the event of conflict between this Agreement and the Confidentiality Agreement, the Confidentiality Agreement will prevail. Prior to commencing any Services, the SFNPS Professional will execute the confidentiality agreement provided to them by the Company. Notwithstanding the foregoing, the Company acknowledges and agrees that SFNPS is in the business of providing financial and information technology executive and consulting services, and the Company understands that SFNPS will continue these activities. Accordingly, subject to the Confidentiality Agreement and the express terms of this Agreement, nothing in this Agreement will preclude or limit SFNPS from providing services and/or deliverables for other clients due to the possible similarity thereof to materials which might be delivered by SFNPS or the SFNPS Professional to the Company, provided that any such disclosure does not violate any provision of the Confidentiality Agreement or the express terms of this Agreement. In furtherance thereof, the Company hereby grants to SFNPS a non-exclusive, perpetual, irrevocable, royalty-free right and license to use the know-how, ideas, methods, concepts, and processes developed by SFNPS (the “Ideas”) during the course of this Agreement, provided that any such Ideas are permissible to be disclosed as provided for in the Confidentiality Agreement.

Miscellaneous.

(a) This Agreement together with all Schedules constitutes the entire agreement between the parties with regard to the subject matter hereof and supersedes any and all agreements, whether oral or written, between the parties with respect to its subject matter. No amendment or modification to this Agreement will be valid unless in writing and signed by both parties.

(b) If any portion of this Agreement is found to be invalid or unenforceable, such provision will be deemed severable from the remainder of this Agreement and will not cause the invalidity or unenforceability of the remainder of this Agreement, except to the extent that the severed provision deprives either party of a substantial portion of its bargain.

(c) Neither party will be deemed to have waived any rights or remedies accruing under this Agreement unless such waiver is in writing and signed by the party electing to waive the right or remedy. The waiver by any party of a breach or violation of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

(d) Neither party will be liable for any delay or failure to perform under this Agreement (other than with respect to payment obligations) to the extent such delay or failure is a result of an act of God, war, earthquake, civil disobedience, court order, labor dispute, or other cause beyond such party’s reasonable control.

(e) Neither party may assign their rights or obligations under this Agreement without the express written consent of the other party; provided, however, that SFNPS may, without the prior written consent of the Company, assign its rights and obligations hereunder to any affiliate of SFNPS with a net worth substantially similar to the net worth of Tatum, as a division of SFNPS or to any successor to all or substantially all of SFNPS’s interest in the business to which this Agreement and such affiliate or successor will be liable for the obligations of SFNPS under this Agreement after the date of such assignment, provided however that no such assignment shall relieve SFNPS of any liabilities prior to such assignment. Nothing in this Agreement will confer any rights upon any person or entity other than the parties hereto, the SFNPS Professional(s), who will be deemed a third party beneficiary to this Agreement for the purposes of enforcing any obligations of the Company to (i) reimburse the SFNPS Professional for expenses in accordance with Company’s policies as in effect from time to time and subject to the terms of this Agreement, (ii) indemnify the SFNPS Professional to the extent required in accordance with terms hereof, and/or (iii) carry directors and officers insurance covering the SFNPS Professional to the extent required in accordance with the terms hereof, and their respective successors and permitted assigns.

(f) The expiration or termination of this Agreement or any Schedule will not destroy or diminish the binding force and effect of any of the provisions of this Agreement or any Schedule that expressly, or by reasonable implication, come into or continue in effect on or after such expiration or termination, including, without limitation, provisions relating to payment of fees and expenses (including witness fees and expenses), governing law, limitation of liability, confidentiality, non-solicitation, indemnity and requirements to maintain directors and officers insurance to the extent provided on any Schedule hereto.

(g) You agree to reimburse SFNPS for all costs and expenses (including, without limitation, reasonable attorneys’ fees, court costs and arbitration fees) incurred by SFNPS in enforcing collection of any amounts due under this Agreement to the extent such amounts are not disputed in good faith by the Company. We agree to reimburse you for all costs and expenses (including, without limitation, reasonable attorneys’ fees, court costs and arbitration fees) incurred by you in enforcing collection of any amounts due under this Agreement to the extent such amounts are not disputed in good faith by us.

(h) The Company acknowledges and agrees that the Services will be provided by Tatum, a division of SFNPS, and that no other divisions, affiliates, and/or subsidiaries of SFNPS or SFN Group, Inc. will provide Services under this Agreement unless the Agreement is amended to provide otherwise.

We appreciate the opportunity to serve you and believe this Agreement accurately reflects our mutual understanding of the terms upon which the Services will be provided. If the foregoing is in accordance with your understanding, please countersign a copy of this Agreement and return it to my attention.

Sincerely,

Accepted and agreed:
SFN Professional Services LLC

By:	/s/ Jim Dimitriou

Name:	Jim Dimitriou

Title:	Managing Partner

Accepted and agreed:
Motricity, Inc.

By:	/s/ Chuck Scullion

Name:	Chuck Scullion

Title:	Chief Strategy and Administrative Officer
Date:	August 24, 2011

Schedule to Interim Services Agreement

This Schedule is entered into in connection with that certain Interim Services Agreement, dated August 24, 2011 (the “Agreement”), by and between SFN Professional Services LLC, a subsidiary of SFN Group, Inc. with global headquarters at 2050 Spectrum Boulevard, Fort Lauderdale, FL 33309 (“SFNPS,” “we,” “us” or “our”) and Motricity, Inc. (“Company,” “you” or “your”) and will be governed by the terms and conditions of the Agreement.

SFNPS Professional Name: Mr. C. Stephen Cordial.

Service Description or Position: Interim Chief Financial Officer, with duties and responsibilities generally associated with the position of the Chief Financial Officer as may be assigned and removed from time to time in the sole discretion of the Audit Committee and/or the Company’s Chief Executive Officer.

Company Supervisor: The Company’s Chief Executive Officer and the Audit Committee.

Start Date: August 24, 2011.

Termination: Either party may terminate this Schedule at any time for any reason upon notice to the other party; provided, however, (i) SFNPS will provide you with at least fifteen (15) days prior written notice prior to termination; and (ii) Company will endeavor to provide SFNPS with at least fifteen (15) days prior written notice prior to termination. SFNPS will continue to provide the services until the termination effective date.

SFNPS may terminate the Schedule immediately upon written notice to the Company if: (i) the Company is engaged in or asks the SFNPS Professional to engage in or ignore any illegal activity (the “Illegal Act”), provided that the SFNPS Professional immediately informed the Company’s Audit Committee of such Illegal Act; or (ii) the Company fails to pay any amounts due to us under the Agreement when due. The termination rights set forth in this section are in addition to and not in lieu of the termination rights set forth in the Agreement.

Fees: You will pay to SFNPS an all-inclusive fee of forty-three thousand and four-hundred U.S. dollars ($43,400.00 USD) per month for the SFNPS Professional. The Fees will be prorated for the first and final fee period based on the number of days in such period. The monthly Fee includes allowance for holidays, personal, sick days and vacation time) for the SFNPS Professional consistent with the Company’s policy as it applies to similarly situated employees of the Company.

Billings: SFNPS will bill for Services monthly in arrears. As a condition to providing the Services, we require a security deposit in the amount equal to twenty-one thousand and seven-hundred U.S. dollars ($21,700.00 USD) (the “Deposit”), which is due upon execution of this Schedule. If the Company fails to pay to SFNPS, in accordance with the terms hereof and of the Agreement, fees duly incurred hereunder after proving an accurate invoice in accordance with the terms of the Agreement, SFNPS will be entitled to apply the Deposit to such earned but unpaid fees. In the event the Deposit falls below the amount required to pay such fees in full, the Company will pay SFNPS an additional amount equal to the shortfall. Upon the expiration or termination of the Agreement, SFNPS will return to the Company within five (5) business days of such termination the balance of the Deposit remaining under the Agreement after application of any amounts to such fees as provided above.

SFNPS Professional Agreements: Upon simultaneous execution of this Agreement (including this Schedule) and prior to commencing the Services, SFNPS will require, direct and ensure that the SFNPS Professional immediately execute and return to Company an unaltered and signed (i) nondisclosure, noncompetition and intellectual property protection agreement between Company and the SFNPS Professional attached hereto as Exhibit A (the “Professional’s NDA”); and (ii) indemnification agreement attached hereto as Exhibit B (the “Professional’s Indemnification Agreement”).

Solely for this engagement, the SFNPS Professional named in this Schedule will be entitled to the indemnification set forth in the bylaws and/or articles or certificate of incorporation of the Company as currently in effect, subject to the terms of the Professional’s Indemnification Agreement. In addition, the SFNPS Professional will be covered under the Company’s directors and officers insurance at no additional cost to SFNPS or the SFNPS Professional in accordance with the terms of such insurance policies. The Company will maintain this insurance coverage at all times while the SFNPS Professional named in this Schedule is performing Services for the Company under this Agreement. Furthermore, the Company will maintain such insurance coverage with respect to occurrences arising during the period during which the SFNPS Professional named in this Schedule performed Services for the Company under this Agreement for at least five (5) years following the termination or expiration of the performance of such Services or will purchase a directors’ and officers’ extended reporting period or “tail” policy to cover such SFNPS Professional for such five (5) year time period. Attached hereto as Exhibit C is a certificate of insurance evidencing that the Company is in compliance with the requirements of this Section with a note in the Description of Operations section of the certificate indicating that the coverage is extended to the SFNPS Professional. The Company will notify SFNPS and the SFNPS Professional of any change, modification or deletion in coverage under the Company’s directors and officers insurance policy within five (5) days prior to any such change, modification or deletion. In the event of a conflict between the terms and conditions of the Company’s directors and officers insurance obligations contained in this Schedule and the terms and conditions of the Company’s directors and officers insurance obligations contained in the Professional’s Indemnification Agreement, the terms and conditions of this Schedule will control.

In the event of a conflict between the terms and conditions of this Schedule and the Agreement, the terms and conditions of the Agreement will control.

SFN Professional Services LLC		Motricity, Inc.

By:	/s/ James Dimitriou	By:	/s/ Chuck Scullion
Name:	James Dimitriou	Name:	Chuck Scullion
Title:	Managing Partner	Title:	Chief Strategy and Administrative Officer
Date:	08/24/2011	Date:	08/24/2011

Exhibit A to the Schedule of the Interim Services Agreement

Nondisclosure and Intellectual Property Protection Agreement

See attached.

NONDISCLOSURE AND INTELLECTUAL PROPERTY PROTECTION AGREEMENT

This Agreement (the “Agreement”) is made as of August 24, 2011 (the “Effective Date”), by and between Motricity, Inc., a Delaware corporation with its principal place of business at 601 108th Avenue NE, Suite 900, Bellevue, Washington 98004 (“Company”) and the undersigned employee or prospective employee of Company (“Employee”). Company and Employee are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

In consideration of the employment of the Employee by the Company, the disclosure of Confidential Information to Employee by the Company, and of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. “Confidential Information” means any and all tangible and intangible information (whether written or otherwise recorded or oral) of the Company that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; or (b) that the Company designates as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information includes, without limitation (i) non-public information relating to the Company’s technology, customers, business plans, promotional and marketing activities, finances and other business affairs, and (ii) third-party information that the Company is obligated to keep confidential. Confidential Information also includes any of the above mentioned items that are developed or created by Employee during his/her employment with Company, and all Company Intellectual Property.

2. Notwithstanding the above, the term “Confidential Information” shall not include any information that is either:

(a) readily discernible from publicly-available products or literature; or

(b) approved for disclosure by prior written permission of an executive officer of Company.

3. All Confidential Information furnished to Employee will be used solely in connection with performing Employee’s duties to the Company, will not be discussed with other persons without Company’s express written authorization, will not be used in any way directly or indirectly except in furtherance of the Company’s business, and will be kept confidential by Employee.

4. Employee may disclose Confidential Information as required to comply with binding orders of governmental entities that have jurisdiction over it or as otherwise required by law, provided that Employee (i) gives the Company reasonable written notice to allow the Company to seek a protective order or other appropriate remedy (except to the extent

Employee’s compliance with the foregoing would cause it to violate a court order or other legal requirement), (ii) discloses only such information as is required by the governmental entity or otherwise required by law, and (iii) and best efforts to obtain confidential treatment for any Confidential Information so disclosed.

5. If Company so requests at any time, Employee will return promptly to Company all copies, extracts, or other reproductions in whole or in part of the Confidential Information in the possession of Employee. All Documents (defined to include not only paper documents but also data stored in computer memory, or on microfilm, microfiche, magnetic tape, disk or other medium, e-mails and any soft documents) that Employee prepares in connection with his/her duties as an employee of the Company, and all Confidential Information that may be given to him/her in the course of his/her employment, are and shall remain the sole property of the Company. Except as necessary in the performance of Employee’s duties, all Documents (including copies of Documents) containing Confidential Information shall be and remain in the Company’s sole possession on the Company’s premises and shall not be copied or removed from the Company’s premises. Upon termination of his/her employment with the Company, Employee shall return to the Company all Documents, including all copies thereof, in Employee’s possession or control.

6. Employee understands and acknowledges that Company is not and will not be making any representation or warranty, express or implied, as to the accuracy or completeness of any furnished Confidential Information, and Company does not and will not have any liability to Employee or any other person resulting from any reliance upon or use of, or otherwise with respect to, any furnished Confidential Information.

7. Employee shall notify Company immediately upon discovery of any unauthorized disclosure of Confidential Information, use of Confidential Information other than as permitted hereunder, or any other breach of this Agreement. Employee will cooperate with Company in every reasonable way to help Company regain possession of its Confidential Information and prevent further unauthorized use.

8. All Confidential Information shall remain the exclusive property of Company. Company retains all rights and remedies afforded it under patent, copyright, trade secret, trademark, and any other applicable laws of the United States and the states thereof, or any applicable foreign countries, including, without limitation, any laws designed to protect proprietary or confidential information. This Agreement does not grant to Employee any express or implied right to any of Company’s Intellectual Property.

9. Intellectual Property.

(a) “Intellectual Property” means any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, design, technique, know-how, trade secret, idea or other intellectual property right whatsoever or any interest therein, whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection.

(b) Employee agrees to promptly disclose and describe to Company all Intellectual Property that Employee may solely or jointly conceive, create, discover, develop, or reduce to practice during the period of undersigned’s employment with Company (i) that relate at the time of conception, development or reduction to practice to Company’s business or actual or demonstrably anticipated research or development, (ii) that were developed, in whole or in part, on Company’s time or with the use of any of Company’ s equipment, supplies, facilities or Confidential Information, or (iii) that result from any work Employee performed for Company (“Company Intellectual Property”). All Company Intellectual Property and the benefits thereof are the exclusive property of Company and its assigns, as works made for hire or otherwise. Employee hereby assigns to Company all rights Employee may have or may acquire in the Company Intellectual Property without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company. The Employee also waives and agrees never to assert any moral rights the Employee may have in any Company Intellectual Property, even after termination of the Employee’s work for the Company.

(c) Employee recognizes that Intellectual Property relating to his/her activities while working for Company and conceived or made by him/her, alone or with others, within one year after termination of his/her employment, may have been conceived or made in significant part while employed by Company. Accordingly, Employee agrees that such Intellectual Property rights shall be presumed to have been conceived during his/her employment with Company and are to be assigned to Company as Company Intellectual Property unless and until Employee has established the contrary. Employee agrees to disclose promptly in writing to Company all Intellectual Property made or conceived by him/her for one (1) year after his/her employment terminates, whether or not he/she believes such Intellectual Property is subject to this Agreement, to permit a determination by Company as to whether or not the Intellectual Property should be the property of Company. Any such information will be received in confidence by Company.

(d) Employee agrees to perform, during and after his/her employment, all acts deemed necessary or desirable by Company to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Intellectual Property. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

(e) In the event that Company is unable for any reason whatsoever to secure Employee’s signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Company Intellectual Property (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocably appoints Company and its duly authorized officers and agents as his/her agents and attorneys-in-fact to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by Employee.

(f) Employee hereby acknowledges the summary of his/her legal rights under the law with respect to inventions attached as Exhibit B hereto.

10. Restrictive Covenants.

(a) During his/her employment with the Company, Employee will not participate, directly or indirectly, as a partner, officer, director, stockholder, consultant, employee, agent, independent contractor or otherwise, in any business that is directly or indirectly competitive with the business of the Company. This restriction includes, without limitation, a prohibition against Employee soliciting or attempting to solicit, directly or indirectly, any person or entity who is a customer or prospect of the Company or provides goods or services to the Company for the purpose of inducing the person or entity to cancel, reduce, or replace services with the Company or otherwise restrict their business with the Company. Notwithstanding the foregoing, Employee may hold up to five percent (5%) of the issued and outstanding publicly traded securities of any company without being deemed in violation of this restriction.

(b) Employee further covenants and agrees that, for two (2) years after the termination of Ms/her employment with the Company, by either party and regardless of reason, Employee will not solicit or attempt to solicit, directly or indirectly, any person or entity who, during Employee’s employment with the Company, was a customer of the Company and with whom Employee served or had contact relating to the Company’s operations; and/or provided goods or services to the Company upon which the Company relied in the development of its product or services and with whom Employee had contact relating to the Company’s operation’s. Such solicitation or attempted solicitation is prohibited under this covenant if the purpose of such solicitation or attempted solicitation is for the inducement of the person or entity to cancel, reduce, or replace services obtained through the Company or otherwise restrict their business with the Company.

11. Employee shall not make, use or permit to be used any Company Property otherwise than for the benefit of the Company. The term “Company Property” shall include all notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, software code, data, computers, cellular telephones, pagers, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the Company’s business or concerning any of its dealings or affairs and any other Company property in Employee’s possession, custody or control. Employee acknowledges and agrees that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of Employee’s employment with the Company, or at such earlier time as the Company may request, Employee shall deliver all Company Property in Employee’s possession or control, and all copies thereof, to the Company.

12. Employee represents and warrants to Company that, except as disclosed on Exhibit A attached hereto, Employee’s employment by Company is not prohibited or restricted in any way by any noncompetition, nondisclosure or other agreement. To the extent that Employee possesses any non-public information relating to any previous employer, Employee covenants that Employee will not (i) disclose any such information to Company or any of its employees or affiliates, or (ii) use any such information in any way in the course of Employee’s employment with Company.

13. Employee further acknowledges that:

(a) irreparable injury and damage will result from unauthorized disclosure of Confidential Information and from uses of Confidential Information other than in pursuance of the Business Purpose;

(b) monetary damages may not be sufficient remedy for unauthorized disclosure of Confidential Information; and

(c) Company shall be entitled, without waiving any additional rights or remedies available to it at law, in equity, or by statute, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

14. Employee agrees to indemnify, defend, and hold harmless Company from and against any claim, loss, liability, damage or expense, including but not limited to Company’s reasonable attorneys’ fees, arising out of or connected with any breach of this Agreement by Employee.

15. The Employee understands that Company’s offer of employment is for no definite term and that the Employee’s employment is terminable at will by the Employee or Company at any time, with or without cause. Employee acknowledges and agrees that the restrictions and obligations in this Agreement are separate from and independent of any employment agreement that may be executed between Employee and the Company and that termination of employment shall not, under any circumstances, terminate, invalidate or limit Employee’s obligations under this Agreement.

16. This Agreement shall be construed in accordance with and controlled by the laws of the State of Washington, without regard to its or any other jurisdiction’s laws governing conflicts of law.

17. All agreements and covenants contained herein are severable, and if any of them shall be held to be invalid by a competent court, this Agreement shall be interpreted as if such invalid agreement or covenant were not contained herein. Subject to the foregoing, all terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

18. All obligations created by this Agreement shall survive any change or termination of the Parties’ employment relationship, if one exists or arises.

19. This Agreement may be assigned by Company in the event of any sale of its business as a going concern. This Agreement will inure to the benefit of and be binding upon the Parties and their successors and assigns.

20. The provisions of this Agreement constitute the entire Agreement between Employee and Company regarding the subject matter hereof, which Agreement cannot be varied except by writing signed by both parties. Notwithstanding the foregoing, in the event that the Company and Employee has entered into a written employment agreement containing terms materially different from the terms hereof, the terms most favorable to the Company shall control unless the parties expressly refer to this section and specify their intent to override it.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

MOTRICITY, INC.		EMPLOYEE

By:	/s/ Chuck Scullion	/s/ C. Stephen Cordial
Name:	Chuck Scullion	Name: C. Stephen Cordial
Title:	Chief Strategy and Administrative Officer

EXHIBIT A

NONCOMPETITION AGREEMENTS

The undersigned Employee hereby certifies that Employee is not bound by any noncompetition or similar agreements except those listed below, if any:

None

Complete executed copies of all agreements listed above have been provided to Company for review.

/s/ C. Stephen Cordial
Employee

Date:	08/24/2011

EXHIBIT B

NOTICE CONCERNING INVENTIONS

The following summary of rights is being provided to you as part of your Nondisclosure and Intellectual Property Protection Agreement. Under Washington State law, an agreement that provides for the assignment of employee invention rights to an employer must provide the employee a summary of his/her legal rights under the law. The highlighted points of emphasis have been provided by Motricity. If you have any questions about this summary, please contact the Human Resources Department.

Rights to Inventions

A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employees own time, unless:

•	the invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

•	the invention results from any work performed by the employee for the employer.

Any provision which purports to apply to such an invention is to that extent against the public policy of the state and is to that extent void and unenforceable. The remaining provisions of the agreement that are valid under the law are enforceable.

An employer cannot require as a condition of employment any provision made void and unenforceable by the law. An employment agreement entered into after Sept. 1, 1979 that contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, requires the employer to also, at the time the agreement is made, provide written notification to the employee of the employee’s rights under the law.

The employee will, at the time of employment or thereafter, disclose all inventions being developed by the employee, for the purpose of determining employer or employee rights. The employer or the employee may disclose such inventions to the Department of Employment Security, and the department will maintain a record of such disclosures for a minimum period of five years.

(Wash. Rev. Code §§49.44.140 and 49.44.150. as enacted by 1979 Wash. Laws ex. s. 177)

Exhibit B to the Schedule of the Interim Services Agreement

Motricity, Inc. Indemnification Agreement

See attached.

MOTRICITY, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of August 24, 2011, by and between Motricity, Inc., a Delaware corporation (the “Company”, which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company), and C. Stephen Cordial (the “Indemnitee”).

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for companies to attract and retain such persons;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to the Company’s certificate of incorporation or revocation of any provision of the Company’s by-laws or any change in the ownership of the Company or the composition of its Board of Directors); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as a director and/or officer of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director of the Company, including as a member of any committee thereof, or as an officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Company.

(b) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c) “Expenses” shall mean all fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 7 and 10(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.

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(d) “Indemnifiable Amounts” shall have the meaning ascribed to it in Section 3(a) below.

(e) “Indemnifiable Expenses” shall have the meaning ascribed to it in Section 3(a) below.

(f) “Indemnifiable Liabilities” shall have the meaning ascribed to it in Section 3(a) below.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past two years has been, retained to represent: (i) the Company or Indemnitee or any of their respective affiliates in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(i) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.

(j) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2. Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

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3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

(a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b) Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

(a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) If indemnification is requested under Section 3(b) and

(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of law or another court (or regulatory authority or arbitral body) in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

5. Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Indemnitee of written notice of the commencement of any Proceeding for which Indemnitee is entitled to payment under Section 3

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of this Agreement, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee, except as provided in Section 5(c). The Company shall pay such Indemnifiable Amounts to Indemnitee within ten (10) business days following receipt of the request.

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee under this Agreement with respect to such defense except as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) counsel to Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding and such determination has been affirmed by any then existing Independent Counsel, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement or to the extent that the Company’s lack of such opportunity did not prejudice the Company.

6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

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7. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

8. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, as the same are incurred. To the extent required by Delaware corporate law, Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited and unsecured general obligation of Indemnitee and no interest shall be charged thereon.

9. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) business days after the Company’s receipt of such request.

10. Remedies of Indemnitee.

(a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court of law to enforce the Company’s obligations under this Agreement.

(b) Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

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(d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

12. Insurance. The Company shall use its reasonable efforts to maintain requisite directors and officers indemnity insurance coverage in effect at all times (subject to appropriate cost considerations) and the Company’s certificate of incorporation and bylaws shall at all times provide for indemnification and exculpation of directors and officers to the fullest extent permitted under applicable law. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any officer, director, employee, agent or fiduciary under such policy or policies. The Company shall hereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all Indemnifiable Amounts in accordance with the terms of such policies; provided that nothing in this Section 12 shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.

13. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s by-laws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director of the Company.

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14. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

15. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request and expense of the Company, all reasonable action necessary to secure such subrogation rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the certificate of incorporation and/or by-laws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be automatically amended to such extent.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

18. Indemnitee as Plaintiff. Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless such Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

19. Modifications and Waiver. Except as provided in Section 16 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified

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or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to:

Steve Cordial
915 30th Avenue South
Seattle, WA 98144

(ii)	If to the Company, to:

601 108th Avenue, NE, Suite 900
Bellevue, WA 98004
Attn: Secretary
Phone: (425) 957-6200
Fax: (425) 957- 6201

or to such other address as may have been furnished in the same manner by any party to the others.

21. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

MOTRICITY, INC.

By:	/s/ Chuck Scullion
Name: Chuck Scullion
Title: Chief Strategy and
Administrative Officer

INDEMNITEE

/s/ C. Stephen Cordial
C. Stephen Cordial

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT

Exhibit C to the Schedule of the Interim Services Agreement

Certificate of Directors and Officers Insurance